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                                                                    EXHIBIT 23.1

                        CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement
(Form S-8) pertaining to the ARRIS Group, Inc. Employee Stock Purchase Plan of our report dated February 4, 2003, except for Note 19, as to which the date is March 24, 2003, with respect to the consolidated financial statements and schedule of ARRIS Group, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2002, filed with the Securities and Exchange Commission.



                                                      /s/ Ernst & Young

Atlanta, Georgia
June 6, 2003